Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Dated as of March 13, 2018

by and between

ATHERSYS, INC.

and

HEALIOS K.K.

-i-	CONFIDENTIAL

TABLE OF CONTENTS

(continued)

SCHEDULES AND EXHIBITS

3.6(a)(i)	Capitalization of the Company - Authorized Capital Stock (pre-Closing)
3.6(a)(ii)	Capitalization of the Company - Issued and Outstanding Capital Stock (pre-Closing)
3.6(b)	Outstanding Warrants, Options, Rights, Agreements, etc.
3.10	Changes

Exhibit A	Form of Warrant

-ii-	CONFIDENTIAL

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), is made as of March 13, 2018, by and between Athersys, Inc. (the “Company”) and HEALIOS K.K. (“Buyer”). The Company and Buyer are herein referred to as the “Parties.”

WHEREAS, the Company has authorized the sale of the Shares and the Warrant to Buyer; and

WHEREAS, Buyer wishes to purchase, and the Company wishes to issue and sell, the Shares and the Warrant on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Buyer hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1	Subscription of the Shares and the Warrant.

Buyer hereby confirms its subscription for and offer to purchase the Shares and the Warrant from the Company on and subject to the terms and conditions of this Agreement. The Company hereby accepts the subscription by the Buyer.

1.2	Purchase Price of the Shares and the Warrant.

The amount payable by Buyer, in the aggregate, to the Company for the purchase of the Shares and the Warrant pursuant to this Agreement will be the Subscription Amount.

1.3	Exemption from Registration.

(a)    The Shares, the Warrant and the Warrant Shares (i) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state or other securities laws, (ii) will be issued under an exemption or exemptions from registration under the Securities Act and any applicable state and other securities laws, and (iii) will be restricted securities (as that term is defined in Rule 144(a)(3) promulgated under the Securities Act) and may not be resold unless such Shares, Warrant and Warrant Shares are registered under the Securities Act and any applicable state and other securities laws or an exemption from registration is available.

(b)    Accordingly, the Shares, the Warrant and the Warrant Shares shall, upon issuance, bear legends in substantially the following form (in addition to any other legends required to be placed thereon under applicable securities laws), and the Company shall give instructions to the Transfer Agent in order to implement the restrictions on transfer set forth and described herein and in the Investor Rights Agreement:

CONFIDENTIAL

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.

ARTICLE II

THE CLOSING

2.1	Closing and Closing Date.

The closing of the sale of the Shares and the Warrant (the “Closing”) shall take place at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio, on the earliest practicable date, but no later than the third (3rd) Business Day following the date hereof (the “Closing Date”). At the Closing, on the terms and subject to the conditions contained herein, the Company shall issue, sell and deliver to Buyer, and Buyer shall purchase and acquire from the Company, the Shares, free and clear of any Liens and with no restrictions on the transfer thereof (in each case other than pursuant to this Agreement and pursuant to the federal securities laws).

2.2	Closing and Post-Closing Deliveries.

(a)    At the Closing, the Company shall:

(i)    irrevocably instruct the Transfer Agent to record the issuance of the Shares to Buyer in book-entry form pursuant to the Transfer Agent’s regular procedures;

(ii)    deliver to Buyer the Warrant registered in the name of Buyer;

(iii)    deliver to Buyer a certificate of good standing in respect of the Company issued by the Secretary of State of the State of Delaware dated as of a date within five (5) Business Days of the Closing Date; and

(iv)    deliver to Buyer a copy of the investor rights agreement, dated as of the Closing Date, (the “Investor Rights Agreement”), between the Company and Buyer, addressing the respective rights and obligations of Buyer as an investor in the Company, duly executed by the Company.

(b)    At the Closing, Buyer shall deliver to the Company:

(i)    by bank wire transfer of immediately available funds of U.S. dollars to an account designated in writing by the Company, an amount in cash equal to the Subscription Amount; and

(ii)    a copy of the Investor Rights Agreement, duly executed by Buyer.

(c)    As promptly as practicable following the Closing, the Company shall deliver to Buyer evidence from the Transfer Agent of the issuance of the Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Buyer as of the date hereof as follows and acknowledges and confirms that Buyer is relying upon such representations and warranties in entering into this Agreement and consummating the transactions contemplated herein:

3.1	Organization; Good Standing; Qualification and Power.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its assets and to carry on its business as presently being conducted, and is qualified to do business and is in good standing in every jurisdiction in which the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect.

3.2	Subsidiaries.

Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing under such laws. Each of the Subsidiaries is wholly owned by the Company. None of the Subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation in such jurisdiction and in which the failure to qualify as such would have a Material Adverse Effect. Other than the Company’s ownership of the Subsidiaries, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.

3.3	Authorization.

(a)    The Company has all requisite power and authority to execute and deliver each of the Transaction Documents and any and all instruments necessary or appropriate in order to effectuate fully the terms hereof and thereof and all related transactions and to perform its obligations hereunder and thereunder. Each of the Transaction Documents has been duly authorized by all necessary corporate action of, and executed and delivered by, the Company.

(b)    The issuance, sale and delivery of the Shares, the Warrant and the Warrant Shares have been duly authorized by all necessary corporate action of the Company. The Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration provided for herein, will be validly issued, fully paid and non-assessable. The Warrant Shares, when issued and delivered by the Company pursuant to the Warrant against payment of the consideration provided for therein, will be validly issued, fully paid and non-assessable.

3.4	Noncontravention; No Consent or Approval Required.

The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have not and will not (a) violate any provision of the Organizational Documents of the Company, (b) violate any law to which the Company or any of its assets is subject, (c) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company or any of the Subsidiaries is a party or by which any of the assets of the Company or any of the Subsidiaries is bound, or (d) result in the imposition of any Lien upon any of the assets of the Company or the Subsidiaries or the obligation by the Company or any Subsidiary to pay any penalty or premium which, with respect to each of the foregoing clauses, could reasonably be expected to have a Material Adverse Effect. No consent, approval or authorization of, declaration or notice to, or filing with, any Person is required by the Company for the valid authorization, execution and delivery by the Company of the Transaction Documents or for the consummation of the transactions contemplated hereby and thereby, other than (x) those consents, approvals, authorizations, declarations or filings that have been obtained or made, as the case may be, and (y) filings pursuant to federal or state securities and other applicable laws, including the filing of a Form D with the Securities and Exchange Commission (the “SEC”), that (other than those which are permitted to be made after the Closing and which will be duly made in accordance with time periods under applicable laws), have been made by the Company in connection with the sale of the Shares and the Warrant.

3.5	Compliance with Laws; Organizational Documents.

The Company (a) has complied in all material respects with, and is in material compliance with, all laws applicable to it and its business, and (b) has all Permits used or necessary in the conduct of its business as presently conducted, other than such Permits that, if not obtained, could not reasonably be expected to have a Material Adverse Effect. Such Permits are in full force and effect, the Company has not received notice of any material violations with respect to any thereof, and no material Proceeding is pending or, to the Company’s knowledge, threatened to revoke or limit any thereof.

3.6	Capitalization of the Company.

(a)    As of the date hereof, (i) the authorized capital stock of the Company consisted of the classes and amounts set forth on Schedule 3.6(a)(i), and (ii) the issued and outstanding capital stock of the Company (separated by class and series) was as set forth on Schedule 3.6(a)(ii).

(b)    Except as contemplated by this Agreement, including pursuant to the Warrant, or as set forth on Schedule 3.6(b) or as otherwise have been waived, as of the date hereof, there are no (i) outstanding warrants, options, rights, agreements, convertible securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of its capital stock or other securities or (ii) preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company pursuant to any provision of law, the Company’s Organizational Documents or any Contract to which the Company, or to the Company’s knowledge, any stockholder thereof, is a party.

3.7	Material Agreements.

To the Company’s knowledge, (a) there is no material breach or default by any party under any Contract to which the Company or any Subsidiary is a party that is material to the Company’s or any Subsidiary’s business, operations, assets, financial condition or operating results (each, a “Material Agreement”) and (b) each Material Agreement is in full force and effect, constitutes the valid and binding obligation of the respective parties thereto (assuming due execution by the parties other than the Company or its subsidiaries, as applicable), and is enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity. The Company has publicly filed or provided to Buyer complete and accurate copies of each Material Agreement.

3.8	Brokers.

On behalf of the Company, there is no agent, broker, investment banker, consultant, Person or firm that has acted on behalf, or under the authority of, the Company or, to the Company’s knowledge, any of its stockholders, or will be entitled to any fee or commission directly or indirectly from the Company or, to the Company’s knowledge, any of its stockholders, in connection with any of the transactions contemplated by the Transaction Documents.

3.9	Financial Statements.

The Company has filed with the SEC its audited balance sheet as of December 31, 2016 (the “Statement Date”), and the audited statements of income and cash flows for the year ending on the Statement Date (together, the “Audited Financial Statements”) and the unaudited balance sheet and statements of income and cash flows for the nine-month period ended September 30, 2017 (the “Interim Financial Statements”). The Audited Financial Statements, together with the notes thereto, have been prepared in accordance with GAAP, consistently applied throughout the periods indicated and present fairly, in all material respects, the financial condition and position and results of operation of the Company as of the Statement Date and for the period indicated. The Interim Financial Statements present fairly, in all material respects, the financial condition and position and results of operations of the Company as of the date and for the period indicated, and have been prepared in accordance with GAAP, except for the absence of footnote disclosure and customary year-end adjustments.

3.10	Changes.

Except as set forth in the SEC Reports or as set forth on Schedule 3.10, since September 30, 2017, there has not been:

(a)    Any change in or effect on the assets, Liabilities, financial condition or operations of the Company from that reflected in the Interim Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect;

(b)    Any waiver by the Company of a material right of the Company or a material debt owed to the Company;

(c)    Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

(d)    Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except for advances from customers and those for immaterial amounts and for current Liabilities incurred in the ordinary course of business;

(e)    Any change in any Material Agreement which has had or could reasonably be expected to have a Material Adverse Effect; or

(f)    Any other event or condition of any character that, either individually or cumulatively, has had or could reasonably be expected to have a Material Adverse Effect.

3.11	Absence of Undisclosed Liabilities.

Neither the Company nor any of the Subsidiaries has any material Liabilities, except (a) to the extent reflected or reserved against on the balance sheet included in the Interim Financial Statements or disclosed in the Audited Financial Statements and (b) Liabilities arising in the ordinary course of business consistent with past practice since September 30, 2017. There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5, or any successor thereto, issued by the Financial Accounting Standards Board) of or affecting the Company or any of the Subsidiaries which are required to be disclosed or for which adequate provision was required to be made on the balance sheet included in the Interim Financial Statements or in the Audited Financial Statements which have not been disclosed or for which adequate provision has not been made on the balance sheet included in the Interim Financial Statements or in the Audited Financial Statements or in the notes thereto.

3.12	Title to Assets, Properties and Rights.

The Company and the Subsidiaries have good and marketable title to all real property owned by them and have good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Reports or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

3.13	Taxes.

Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) the Company and each of the Subsidiaries have filed all United States federal, state, local and foreign income Tax returns required by law to be filed through the date hereof and the returns and reports are true and correct in all material respects. All Taxes shown by such returns or otherwise assessed, which are due and payable, have been paid other than Taxes that the Company or any of the Subsidiaries are contesting in good faith and as to which adequate reserves have been established in accordance with GAAP; and (B) there is no deficiency that has been asserted in writing against the Company or any of the Subsidiaries or any of their respective properties or assets other than Tax deficiencies that the Company or any of the Subsidiaries are contesting in good faith and as to which adequate reserves have been established in accordance with GAAP.

3.14	Litigation and Other Proceedings.

There are no Proceedings pending or, to the Company’s knowledge, threatened against the Company, any of the Subsidiaries or their properties, whether at law or in equity, whether civil or criminal in nature, that are or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company as of the date hereof as follows and acknowledges and confirms that Company is relying upon such representations and warranties in entering into this Agreement and consummating the transactions contemplated herein:

4.1	Experience; Accredited Investor Status.

Buyer (a) is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and, by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, (b) is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests, (c) has the financial ability to bear the economic risk of its investment in the Company and (d) is not purchasing the Shares, the Warrant or any Warrant Shares as a result of any advertisement, article, notice or other communication regarding the Shares, the Warrant or any Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or other general solicitation or general advertisement.

4.2	Company Information.

Buyer has been provided access to all information regarding the business and financial condition of the Company, its expected plans for future business activities, material contracts, intellectual property, and the merits and risks of its purchase of the Shares, the Warrant and any Warrant Shares, which Buyer has reasonably requested or otherwise needs to evaluate an investment in the Shares, the Warrant and any Warrant Shares. Buyer has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Buyer has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment and all such questions have been answered to Buyer’s satisfaction.

4.3	Investment.

Buyer is acquiring the Shares, the Warrant and any Warrant Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. Buyer understands that the Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act or applicable state and other securities laws and are being issued by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Buyer’s representations as expressed herein.

4.4	Transfer Restrictions.

Buyer acknowledges and understands that (a) transfers of the Shares, the Warrant and any Warrant Shares are subject to transfer restrictions contained in this Agreement, the Warrant, the Investor Rights Agreement and under the federal securities laws and (b) Buyer must bear the economic risk of this investment for an indefinite period of time because the Shares, the Warrant and any Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

4.5	Brokers or Finders.

Buyer has not retained any agent, broker, investment banker, consultant, Person or firm that has acted on behalf of, or under the authority of, Buyer or, to Buyer’s knowledge, any of its stockholders, or that will be entitled to any fee or commission directly or indirectly from Buyer or, to Buyer’s knowledge, any of its stockholders, in connection with any of the transactions contemplated by the Transaction Documents.

4.6	Organization; Qualification and Power.

Buyer is company duly organized and validly existing under the laws of Japan, has all requisite power and authority to own, lease and operate its assets and to carry on its business as presently being conducted, and is qualified to do business and in good standing in every jurisdiction in which the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on Buyer.

4.7	Authorization.

Buyer has all requisite power and authority to execute and deliver each of the Transaction Documents and any and all instruments necessary or appropriate in order to effectuate fully the terms hereof and thereof and all related transactions, and to perform its obligations hereunder and thereunder. Buyer’s entry into each of the Transaction Documents and its performance of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company action, as applicable, of, and executed and delivered by, Buyer. Subject to the Company’s execution and delivery of this Agreement, this Agreement is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by the exercise of judicial discretion in accordance with equitable principles.

4.8	No Consent or Approval Required.

No consent, approval or authorization of, or declaration to or filing with, any Person shall be required by Buyer for the valid authorization, execution and delivery by such Buyer of this Agreement or for the consummation of the transactions contemplated hereby other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

4.9	No Prior Short Selling.

Buyer has no present intention to and at no time prior to the date of this Agreement has any of Buyer, its agents, representatives or affiliates engaged in or effected, in any matter whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4.10	Beneficial Ownership of Common Stock.

As of the date hereof, Buyer is not a Beneficial Owner of (a) any Common Stock or (b) any securities or other instruments representing the right to acquire Common Stock. Other than pursuant to the Investor Rights Agreement, Buyer does not have a formal or informal agreement, arrangement or understanding with any Person to acquire, dispose of or vote any securities of the Company.

ARTICLE V

MISCELLANEOUS

5.1	Expenses.

Each Party will pay its own expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, any broker fees or expenses of financial advisors, financial sponsors, legal counsel or other advisors.

5.2	No Third Party Beneficiaries.

Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

5.3	Complete Agreement.

This Agreement constitutes the entire agreement among the Parties hereto with respect to the transactions contemplated hereby and supersede any prior understandings, agreements or representations by or among such Parties, written or oral, that may have related in any way to the purchase and sale of the Shares and the Warrant.

5.4	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. None of the Parties hereto shall be permitted to assign its rights or obligations hereunder without the prior written consent of the other Party hereto.

5.5	Counterparts.

This Agreement may be executed in any number of counterparts; each such counterpart shall be deemed to be an original instrument and all counterparts together shall constitute one instrument. This Agreement may also be executed and delivered by portable document format (pdf) and in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

5.6	Press Releases and Public Announcements.

The Parties will agree upon the timing and content of any initial press release, or other public communications relating to this Agreement and the transactions contemplated herein.

(a)    Except to the extent already disclosed in any initial press release or other public communication, no public announcement concerning the existence or the terms of this Agreement or concerning the transactions described herein shall be made, either directly or indirectly, by any of the Parties hereto without such Party first obtaining the approval of the other Parties and agreement upon the nature, text, and timing of such announcement, which approval and agreement shall not be unreasonably withheld; provided, however, that nothing in this Section 5.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by law or by Tokyo Stock Exchange rule or regulation, including, but not limited to, obligations pursuant to the Exchange Act, and provided further that each Party acknowledges that this Agreement and the Investor Rights Agreement will be filed with the SEC by the Company.

(b)    The Party desiring to make any such public announcement shall provide the other Parties with a written copy of the proposed announcement in sufficient time prior to public release to allow such other Parties to comment upon such announcement, prior to public release.

5.7	Notices.

All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, via electronic mail, by facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the appropriate Party at the address, email address or facsimile number, as applicable, set forth below (or at such other address for such Party as shall be specified by like notice):

If to the Company, to:

Athersys, Inc.

3201 Carnegie Avenue

Cleveland, OH 44115

Telephone: (216) 431-9900

Facsimile: (216) 361-9495

Email: lcampbell@athersys.com

Attention: Senior Vice President of Finance

with a copy (which will not constitute notice) to:

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Telephone: (216)586-7103

Facsimile: (216) 579-0212

Email: mjsolecki@jonesday.com

Attention: Michael J. Solecki

If to Buyer, to:

HEALIOS K.K.

Attention: General Manager of Finance and Accounting Division

World Trade Center Bldg. 15F

2-4-1 Hamamatsucho,

Minato-ku, Tokyo, 135-6115 Japan

Facsimile: +81-3-3434-7231

with a copy (which will not constitute notice) to:

Morrison & Foerster LLP

Shin-Marunouchi Building, 29th Floor

1-5-1 Marunouchi, Chiyoda-ku, Tokyo

100-6529, Japan

Telephone: +81-3-3214-6522

Facsimile: +81-3-3214-6512

Email: RLaxer@mofo.com

Attention: Randy S. Laxer

and to:

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019-9601, U.S.A.

Telephone: +1 (212) 468-8000

Facsimile: +1 (212) 468-7900

Email: JBell@mofo.com

Attention: Jeffrey Bell

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by email or facsimile, (A) when delivered prior to 5:00 p.m. (New York time) on a Business Day or (B) if delivered after 5:00 p.m. on a Business Day or on a day that is not a Business Day, on the first Business Day following the date of delivery, (iii) in the case of delivery by nationally recognized overnight courier, on the second Business Day following the date when sent, and (iv) in the case of mailing, on the fifth Business Day following such mailing.

5.8	Confidentiality.

Buyer shall, and shall cause its respective officers, directors, employees, agents, affiliates and its affiliate’s officers, directors, employees and agents, if any, to, hold confidential and not use in any manner detrimental to the Company all information they may have or obtain pursuant to their rights under this Agreement concerning the Company and its assets, business, operations, or prospects; provided, however, that the foregoing shall not apply to (a) information that is or becomes generally available to the public other than as a result of the improper disclosure by Buyer or any of its affiliates or its or its affiliates’ employees, agents, accountants, legal counsel or other representatives, (b) information that is or becomes available to Buyer or any of its employees, agents, accountants, legal counsel, or other representatives on a non-confidential basis prior to its disclosure by the Company or its employees, agents, accountants, legal counsel or other representatives, (c) information that is required to be disclosed by Buyer or any of its affiliates or its or its affiliates’ employees, agents, accountants, legal counsel, or other representatives as a result of any applicable law, rule, or regulation of any Governmental Entity or stock exchange and (d) any information that is reasonably required to be disclosed by Buyer in order to enforce its rights pursuant to this Agreement.

5.9	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

5.10	Jurisdiction; Venue.

Each of the Parties hereto hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the interpretation and enforcement of the provisions of this Agreement. Each of the Parties hereto also agrees that the jurisdiction over the person of such Parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 5.7 or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

5.11	Jury Trial.

EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.12	Amendments and Waivers.

This Agreement may be amended or modified and the terms and conditions hereof may be waived, only by a written instrument signed by the Company and Buyer or, in the case of a waiver, the Party or Parties hereto waiving compliance. No delay on the part of any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party hereto of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or other exercise thereof hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any Party hereto may otherwise have at law or in equity.

5.13	Termination.

The representations and warranties of the Company and Buyer contained in Articles III and IV hereof and the agreements and covenants set forth in this Article V shall survive the termination of this Agreement. No termination of this Agreement shall affect the Company’s or Buyer’s rights or obligations under the Investor Rights Agreement, which shall survive any such termination in accordance with its terms.

5.14	Headings.

The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

5.15	Certain Definitions.

“$” or “dollar” means U.S. dollars.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Audited Financial Statements” has the meaning set forth in Section 3.9 of this Agreement.

“Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the Exchange Act. The terms “Beneficial Owner,” “Beneficially Own,” and “Beneficially Owned” shall have the correlative meanings.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or Japan, or any day on which banking institutions in the State of New York or Tokyo, Japan are authorized or required by law or other governmental action to close.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Closing” has the meaning set forth in Section 2.1 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.1 of this Agreement.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the preamble to this Agreement.

“Contract” means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order, instrument, permit, concession, franchise, license, commitment, contract, subcontract or other agreement, in each case, whether written or oral.

“Exchange Act” means the Securities Exchange Act of 1934.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means any domestic or foreign federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, or any court or tribunal.

“Interim Financial Statements” has the meaning set forth in Section 3.9 of this Agreement.

“Investor Rights Agreement” has the meaning set forth in Section 2.2 of this Agreement.

“Liabilities” mean any liabilities or obligations, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, regardless of when asserted.

“Lien” means any security interest, pledge, lien, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, commitment or other similar arrangement or interest in real or personal property, whether oral or written.

“Material Adverse Effect” means a material adverse effect on the business, properties, operations, assets, condition (financial or otherwise) or operating results of the Company and the Subsidiaries, taken as a whole.

“Material Adverse Effect on Buyer” means a material adverse effect on the business, properties, operations, assets, condition (financial or otherwise) or operating results of the Buyer.

“Material Agreement” has the meanings set forth in Section 3.7 of this Agreement.

“Organizational Document” means, with respect to a Person (other than an individual), any document by which such Person establishes its legal existence or which governs such Person’s internal affairs.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permits” means all permits, licenses, authorizations, registrations, franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

“Person” means and includes an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

“Proceeding” means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator.

“SEC” has the meaning set forth in Section 3.4 of this Agreement.

“SEC Reports” means the Company’s reports, schedules, forms, statements and other documents filed by it under the Exchange Act since January 1, 2017 to the date hereof, including pursuant to Section 13(a) or 15(d) thereof.

“Securities Act” has the meaning set forth in Section 1.3(a) of this Agreement.

“Shares” means an aggregate of 12,000,000 shares of Common Stock.

“Statement Date” has the meaning set forth in Section 3.9 of this Agreement.

“Subscription Amount” means $21,100,000.00.

“Subsidiaries” means ABT Holding Company, a Delaware corporation, Advanced Biotherapeutics, Inc., a Delaware corporation, Athersys Limited, a United Kingdom company, ReGenesys LLC, a Delaware limited liability company, ReGenesys BVBA, a Belgium company, and ReGenesys EU NV, a Belgium company.

“Tax” as used in this Agreement, means, with respect to any Person, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any liability for the payment of any amount of the type described in clause (a) above as a result of being a “transferee” (within the meaning of Section 6901 of the Internal Revenue Code of 1986, as amended, or any other applicable law) of another entity or a member of an affiliated or combined group.

“Transaction Documents” means this Agreement, the Investor Rights Agreement and the Warrant.

“Transfer Agent” means Computershare, Inc.

“Warrant” means the warrant to purchase up to 20,000,000 shares of Common Stock, substantially in the form attached hereto as Exhibit A.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

5.16	Incorporation of Schedules and Exhibits.

The schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

5.17	Rules of Construction.

The term “this Agreement” means this agreement together with all schedules and the exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term “the Company’s knowledge” or “the knowledge of the Company” means the knowledge of each officer of the Company, which could have been acquired after making such reasonable due inquiry and exercising such reasonable diligence as a prudent business person could have made or exercised in the management of his or her business affairs, including reasonable due inquiry of those key employees and professionals of the Company who could reasonably be expected to have actual knowledge of the matters in question. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. Any reference made in this Agreement to any statute or statutory provision or to any accounting standard means such statute, statutory provision or accounting standard as in effect at such time, or to any successor statute, statutory provision or accounting standard relating to the same subject as the statute, statutory provision or accounting standard so referred to in this Agreement, and to any then-applicable rules or regulations promulgated thereunder. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, and words imparting the singular number only shall include the plural and vice versa, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

5.18	Severability.

In the event that any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect without such provision. In such event, the Parties hereto shall in good faith attempt to negotiate a substitute clause for any provision declared invalid or unenforceable, which substitute clause shall most nearly approximate the intent of the Parties hereto in agreeing to such invalid provision, without itself being invalid.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company and Buyer have caused their duly authorized representatives to execute this Agreement as of the date first above written.

ATHERSYS, INC.

By:	/s/ Gil Van Bokkelen
Name: Gil Van Bokkelen
Title: Chairman & CEO

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Company and Buyer have caused their duly authorized representatives to execute this Agreement as of the date first above written.

HEALIOS K.K.

By:	/s/ Hardy TS Kagimoto
Name: Hardy TS Kagimoto
Title: President & CEO

[Signature Page to Securities Purchase Agreement]

Schedule 3.6(a)(i)

Capitalization of the Company - Authorized Capital Stock (pre-Closing)

Common Stock, par value $0.001 per share	300,000,000 shares
Preferred Stock, par value $0.001 per share	10,000,000 shares

Schedule 3.6(a)(ii)

Capitalization of the Company - Issued and Outstanding Capital Stock (pre-Closing)

Common Stock, par value $0.001 per share	125,830,331 shares issued and outstanding
Preferred Stock, par value $0.001 per share	No shares issued and outstanding

Schedule 3.6(b)

Outstanding Warrants, Options, Rights, Agreements, etc.

Shares of Common Stock issuable pursuant to:

•	The Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan.

•	The Athersys, Inc. Equity Incentive Compensation Plan.

•	The settlement agreement, dated as of October 12, 2017, between Athersys, Inc. and Garnet BioTherapeutics, Inc.

•	The common stock purchase agreement, dated as of December 17, 2015, between Athersys, Inc. and Aspire Capital Fund, LLC.

•	The common stock purchase agreement, dated as of February 1, 2018, between Athersys, Inc. and Aspire Capital Fund, LLC.

Schedule 3.10

Changes

None.

Exhibit A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.

COMMON STOCK PURCHASE WARRANT

ATHERSYS, INC.

Issue Date: March [●], 2018 (the “Issue Date”)

THIS COMMON STOCK PURCHASE WARRANT certifies that, for value received, HEALIOS K.K. (“Healios”), or its permitted assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date and on or prior to the close of business on September 1, 2020 (subject to adjustment pursuant to Section 5(l), the “Termination Date”), but not thereafter, to purchase from Athersys, Inc., a Delaware corporation (the “Company”), up to 20,000,000 shares (subject to the limitations contained herein, including Section 3(d), and subject to adjustment hereunder, the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The purchase price of one Warrant Share shall be equal to the applicable exercise price set forth in Section 1(b) (each such price, as applicable, the “Exercise Price”). This Warrant is being issued pursuant to that certain Securities Purchase Agreement, dated as of March 13, 2018 (as may be amended from time to time, the “Purchase Agreement”), between Healios and the Company. Healios and the Company are also parties to that certain Investor Rights Agreement, dated as of March [●], 2018 (as may be amended from time to time, the “Investor Rights Agreement”), and that certain Letter of Intent for Collaboration Expansion, dated as of March 13, 2018 (as may be amended from time to time, the “LOI”), pursuant to which Healios and the Company intend to enter into a collaboration expansion agreement substantially in the form attached thereto (as may be amended from time to time, the “Collaboration Agreement”).

As used in this Warrant, (a) an “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or under common control with such Person; for purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, (b) a “Business Day” means any day excluding Saturday, Sunday or any day which is a legal holiday under the laws of the State of New York or of Tokyo, Japan, or a day on which banking institutions are authorized or required by law or other governmental action to close, (c) “Capital Stock” means, with respect to any Person, (i) any capital stock of such Person, (ii) any security convertible, with or without consideration, into any capital stock of such Person, (iii) any other shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the capital stock of such Person and (iv) any other equity interest in, or right to vote generally in elections of directors or the comparable governing body of, such Person, (d) a “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency, or political subdivision thereof) and (e) a “Trading Day” means any day on which the The Nasdaq Stock Market, LLC is open for trading.

Section 1.    Vesting; Exercisability; Exercise Price. The Holder’s right to exercise this Warrant with respect to the Warrant Shares is subject to vesting and limitations on exercisability as follows:

(a)    Except as set forth below in Section 1(b)(ii), this Warrant will become exercisable on the later of (i) June 1, 2018 and (ii) the first date that Healios has satisfied the $2.5 million payment obligations set forth in Section 7.2(a) of the Collaboration Agreement. Accordingly, except as set forth below in Section 1(b)(ii),in no event will this Warrant be exercisable unless such $2.5 million payment has been made.

(b)    Subject to Section 1(a) and subject to any adjustment required by Section 3:

(i)    this Warrant may be exercised at the Exercise Price per Warrant Share with respect to 6,000,000 Warrant Shares in the aggregate as follows:

(A)    during the period from June 1, 2018 through December 31, 2018, Holder may exercise this Warrant with respect to no more than 1,500,000 Warrant Shares at an Exercise Price of $2.50 per Warrant Share;

(B)    during the period from September 1, 2018 through March 31, 2019, Holder may exercise this Warrant with respect to no more than 1,500,000 Warrant Shares at an Exercise Price of $2.75 per Warrant Share;

(C)    during the period from January 1, 2019 through June 30, 2019, Holder may exercise this Warrant with respect to no more than 1,500,000 Warrant Shares at an Exercise Price of $3.00 per Warrant Share; and

(D)    during the period from April 1, 2019 through September 30, 2019, Holder may exercise this Warrant with respect to no more than 1,500,000 Warrant Shares at an Exercise Price of $3.25 per Warrant Share;

(ii)    this Warrant may be exercised at an Exercise Price per Warrant Share equal to the greater of $1.76 and the Reference Price with respect to no more than 4,000,000 Warrant Shares during the period beginning on the later of (A) the date that the Collaboration Agreement has been entered into and (B) the date that the $10.0 million held in escrow as contemplated by the LOI is released to the Company, through September 1, 2020; and

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(iii)    this Warrant may be exercised at the Exercise Price per Warrant Share with respect to 10,000,000 Warrant Shares in the aggregate as follows:

(A)    during the period from June 1, 2018 through August 31, 2018, Holder may exercise this Warrant at an Exercise Price per Warrant Share equal to the greater of $2.50 and the Reference Price;

(B)    during the period from September 1, 2018 through November 30, 2018, Holder may exercise this Warrant at an Exercise Price per Warrant Share equal to the greater of $2.75 and the Reference Price;

(C)    during the period from December 1, 2018 through February 28, 2019, Holder may exercise this Warrant at an Exercise Price per Warrant Share equal to the greater of $3.00 and the Reference Price;

(D)    during the period from March 1, 2019 through May 31, 2019, Holder may exercise this Warrant at an Exercise Price per Warrant Share equal to the greater of $3.25 and the Reference Price;

(E)    during the period from June 1, 2019 through August 31, 2019, Holder may exercise this Warrant at an Exercise Price per Warrant Share equal to the greater of $3.50 and the Reference Price;

(F)    during the period from September 1, 2019 through November 30, 2019, Holder may exercise this Warrant at an Exercise Price per Warrant Share equal to the greater of $3.75 and the Reference Price;

(G)    during the period from December 1, 2019 through February 29, 2020, Holder may exercise this Warrant at an Exercise Price per Warrant Share equal to the greater of $4.00 and the Reference Price; and

(H)    during the period from March 1, 2020 through September 1, 2020, Holder may exercise this Warrant at an Exercise Price per Warrant Share equal to the greater of $4.25 and the Reference Price.

As used in this Warrant, “Reference Price”, means 110% of the average closing price per share of the Common Stock for the ten (10) Trading Days ending on the trading day immediately preceding (and not including) the Exercise Date, as reported on The Nasdaq Stock Market, LLC (or in the event the Common Stock is no longer listed or traded on any Nasdaq stock exchange, then on the principal stock exchange or market on which the Common Stock is listed or traded, including any of the OTC Markets).

(c)    Subject to any adjustment required by Section 3, notwithstanding anything to the contrary in this Warrant, in no event shall this Warrant be exercisable for more than 20,000,000 Warrant Shares.

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Section 2.    Exercise.

(a)    Subject to Section 1, exercise of the purchase rights represented by this Warrant with respect to Warrant Shares may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly completed and executed copy of a notice of exercise substantially in the form attached hereto as Exhibit A (a “Notice of Exercise”). The date on which such delivery shall have taken place (or be deemed to have taken place) shall be referred to herein as the “Exercise Date”. Within seven (7) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank; provided, however, in the event that the Holder has not delivered such aggregate Exercise Price within seven (7) Trading Days following the date of such exercise as aforesaid, the Company shall not be obligated to deliver such Warrant Shares hereunder until such payment is made. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, subject to Section 5(k), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days after the relevant event shall have occurred. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice, including any objection to the Holder’s calculation of the Reference Price (as defined in Section 1(b)). The Holder, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)    Mechanics of Exercise.

(i)    Delivery of Warrant Shares Upon Exercise. Upon each exercise of this Warrant, the Company shall promptly, but in no event later than seven (7) Trading Days after delivery of the applicable Notice of Exercise (subject to delivery by the Holder to the Company of the aggregate Exercise Price payable pursuant to Section 1(b)), instruct the transfer agent for the Common Stock (the “Transfer Agent”) to record the issuance of the Warrant Shares purchased hereunder to Holder in book-entry form pursuant to the Transfer Agent’s regular procedures. The Warrant Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date with payment to the Company of the Exercise Price having been paid.

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(ii)    Rescission Rights. If the Company fails to issue or cause to have issued the Warrant Shares pursuant to Section 2(b)(i) within seven (7) Trading Days after delivery of the applicable Notice of Exercise, then the Holder will have the right to rescind such exercise. The right of rescission of the Holder under this Section 2(b)(ii) is subject to delivery by the Holder of the aggregate Exercise Price payable pursuant to Section 1(b).

(iii)    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(iv)    Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue, transfer, stamp or other tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder. Without limiting the generality of the foregoing, the Company shall pay all fees required for same-day processing of any Notice of Exercise.

(v)    Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(c)    Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise that results in such securities or the Common Stock underlying such securities not being beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation. For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. As used in this Warrant, “Beneficial Ownership Limitation” means 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this Section 2(c) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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Section 3.    Certain Adjustments.

(a)    Stock Dividends, Subdivision, Combinations and Consolidations. If the Company, at any time while this Warrant is outstanding (in whole or in part): (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) or any other equity or equity equivalent securities payable in shares of Common Stock (or such other class of Capital Stock) (which, for avoidance of doubt, shall not include any shares of Common Stock (or such other class of Capital Stock) issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) into a larger number of shares or (iii) combines or consolidates (including, without limitation, by reverse stock split) outstanding shares of Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) into a smaller number of shares, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event; with respect to Section 1(b), the number of Warrant Shares issuable at certain specified Exercise Prices shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event; and the total number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or consolidation. If the Company, at any time while this Warrant is outstanding (in whole or in part) distributes rights on shares of its Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) in connection with a shareholder rights plan, no adjustment shall be made pursuant to this Section 3 and any such rights shall accompany the Warrant Shares issued pursuant to this Warrant if such shareholder rights plan remains in effect.

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(b)    Reclassifications, Reorganizations, Consolidations and Mergers. In the event of (i) any capital reorganization of the Company, (ii) any reclassification or recapitalization of the stock of the Company (other than (x) a change in par value or from par value to no par value or from no par value to par value or (y) as a result of a stock dividend, subdivision, combination or consolidation of shares as to which Section 3(a) shall apply) or (iii) any consolidation or merger of the Company with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock or any other class of Capital Stock then issuable upon exercise of this Warrant), this Warrant shall, after such reorganization, reclassification, recapitalization, consolidation or merger, be exercisable for the kind and number of shares of stock or other securities or property (“Alternate Consideration”) of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of Warrant Shares underlying this Warrant (at the time of such reorganization, reclassification, recapitalization, consolidation or merger, and subject to the limitations set forth in Section 1 and Section 2) would have been entitled upon such reorganization, reclassification, recapitalization, consolidation or merger. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock (or such other class of Capital Stock) issuable upon exercise of this Warrant shall be allocated among the Alternative Consideration receivable as a result of such reorganization, reclassification, recapitalization, consolidation, or merger in proportion to the respective fair market values of such Alternate Consideration. If and to the extent that the holders of Common Stock (or such other class of Capital Stock) have the right to elect the kind or amount of consideration receivable upon consummation of such reorganization, reclassification, recapitalization, consolidation or merger, then the consideration that the Holder shall be entitled to receive upon exercise shall be specified by the Holder, which specification shall be made by the Holder by the later of (A) ten (10) Business Days after the Holder is provided with a final version of all material information concerning such choice as is provided to the holders of Common Stock (or such other class of Capital Stock), and (B) the last time at which the holders of Common Stock (or such other class of Capital Stock) are permitted to make their specifications known to the Company; provided, however, that if the Holder fails to make any specification within such time period, the Holder’s choice shall be deemed to be whatever choice is made by a plurality of all holders of Common Stock (or such other class of Capital Stock) that are not affiliated with the Company (or, in the case of a consolidation or merger, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election). From and after any such reorganization, reclassification, recapitalization, consolidation or merger, all references to “Warrant Shares” herein shall be deemed to refer to the Alternate Consideration to which the Holder is entitled pursuant to this Section 3(b). The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, recapitalizations, consolidations, or mergers.

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(c)    Other Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than any dividend or distribution referred to in Sections 3(a) or (b) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Warrant has not been partially or completed exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

(d)    Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock (or such other Company security as is then issuable upon exercise of this Warrant) deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (or such other Company security) (excluding treasury shares, if any) issued and outstanding on such date.

(e)    Notice to Holder.

(i)    Adjustment to Terms of Warrant. Whenever any of the terms of this Warrant are adjusted pursuant to any provision of this Section 3 or any other applicable provision hereof, the Company shall promptly send to the Holder a notice signed by a duly authorized officer of the Company and setting forth (x) the Exercise Price, number of Warrant Shares and, if applicable, the kind and amount of Alternate Consideration purchasable hereunder after such adjustment and (y) the facts requiring such adjustment in reasonable detail.

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(ii)    Notice to Allow Exercise by Holder. If, during the period in which this Warrant is outstanding, (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Securities and Exchange Commission (the “SEC”) pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.    Transfer of Warrant and Warrant Shares.

(a)    Restrictive Legend.    The Warrant Shares (unless and until registered under the Securities Act of 1933, as amended (the “Securities Act”), or transferred pursuant to Rule 144 promulgated under the Securities Act, or any successor rule or regulation hereafter adopted by the SEC, as such rule may be amended from time to time (“Rule 144”)) will be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.

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(b)    Transferability. Healios and any subsequent Holder shall not sell, assign, transfer, pledge or dispose of any portion of this Warrant, by operation of law or otherwise, without the prior written consent of the Company, other than the transfer of this Warrant in its entirety to any Affiliate of Healios, which may be conducted without consent provided that an assignment form substantially in the form attached hereto as Exhibit B is duly completed and executed by any such subsequent Holder. Upon any permitted transfer of this Warrant in full, the Holder shall be required to physically surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. The Company shall not assign or transfer any part of its obligations under this Warrant without the prior written consent of Healios, except in a consolidation or merger described in Section 3(b).

(c)    Investor Rights Agreement; Warrant Register.

(i)    All Warrant Shares issuable upon exercise of this Warrant will be subject to the rights and obligations under the Investor Rights Agreement, including, without limitation, such Warrant Shares being Registrable Securities (as defined in the Investor Rights Agreement).

(ii)    The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”) in the name of the record Holder hereof from time to time. Absent manifest error or actual notice to the contrary, the Company may deem and treat the Holder of this Warrant so registered as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.

Section 5.    Miscellaneous.

(a)    No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(b).

(b)    Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon delivery by the Holder to the Company of (a) notice of the loss, theft, destruction or mutilation of this Warrant and (b) in the case of loss, theft or destruction, an indemnity agreement in a form and amount reasonably satisfactory to the Company or, in the case of mutilation, surrender of the mutilated Warrant, the Company will make and deliver a new Warrant of like tenor dated as of the Issue Date.

(c)    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

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(d)    Authorized Shares. The Company covenants that, during the period this Warrant is exercisable (in whole or in part), it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and full payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable, not subject to any preemptive rights and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than pursuant to the Investor Rights Agreement and taxes in respect of any transfer occurring contemporaneously with such issue).

(e)    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f)    Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

(g)    Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Investor Rights Agreement.

(h)    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(i)    Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(j)    Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

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(k)    Termination. This Warrant, and all rights, obligations and liabilities hereunder, shall be automatically terminated upon the earliest of (i) (A) the termination of the Collaboration Agreement by the Company (or any of its subsidiaries) pursuant to Section 8.2 thereof or (B) the termination of any other license agreement and/or collaboration agreement between the Company (or any of its subsidiaries) and Healios in effect as of the Issue Date or entered into pursuant to the terms of the Collaboration Agreement, in each case in accordance with the terms of such agreement and as a result of an uncured breach by Healios that has triggered such termination; provided, that this Warrant shall not terminate pursuant to Section 5(k)(i)(B) unless the Company provides Healios with written notice of the applicable breach, and Healios does not either cure such breach within the cure period provided for in the applicable agreement or reach an agreement with the Company (both parties negotiating in good faith), within 30 days of receipt of such notice, to adequately compensate the Company for such breach, (ii) July 1, 2018, if Healios has not satisfied the $2.5 million payment obligations set forth in Section 7.2(a) of the Collaboration Agreement by such date and (iii) the date immediately following the Termination Date (subject to any Notice of Exercise pending at the Termination Date, in which case such date shall be the date immediately after the date that the Company delivers the Warrant Shares that were subject to such pending Notice of Exercise). Upon termination of this Warrant, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days after the relevant termination event shall have occurred.

(l)    Extension. In the event that, in connection with the clinical trial being conducted in Japan by or on behalf of Healios and referred to by Healios and the Company as the “TREASURE” study (referenced in Section 6.2 of the form of Collaboration Agreement attached to the LOI), the Company fails to provide adequate MultiStem product supply to Healios to dose 220 patients by December 31, 2018, then the Termination Date will automatically be extended to the date that is the 24-month anniversary of the date on which such adequate supply is delivered, and the end dates contained in Section 1(b)(ii) and Section 1(b)(iii)(H) will be automatically extended to the new Termination Date.

(m)    Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)    Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signatures Contained on the Following Page]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Issue Date.

ATHERSYS, INC.

By:
Name:
Title:

[Signature Page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE

TO:    ATHERSYS, INC.

Reference is made to that certain Common Stock Purchase Warrant (the “Warrant”) issued by Athersys, Inc. (the “Company”) on _______ __, 2018 Capitalized terms used but not otherwise defined herein shall the respective meanings give thereto in the Warrant.

(1) The undersigned Holder of the Warrant hereby elects to exercise the Warrant for ______ Warrant Shares pursuant to Section 1(b)__ of the Warrant, subject to delivery of the aggregate Exercise Price for the Warrant Shares as to which the Warrant is so exercised and the undersigned Holder hereby instructs the Company to issue the applicable number of Warrant Shares in the name of the undersigned Holder.

(2) The undersigned Holder of the Warrant represents and warrants to the Company that, as of the date hereof, Holder’s calculation of the Reference Price is $____ per Warrant Share.

(3) The undersigned Holder hereby represents and warrants to the Company that, as of the date hereof:

a)    Experience; Accredited Investor Status. The Holder (i) is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) is capable of evaluating the merits and risks of its investment in the Company, (iii) has the capacity to protect its own interests, and (iii) has the financial ability to bear the economic risk of its investment in the Company.

b)    Company Information. The Holder has been provided access to all information regarding the business and financial condition of the Company, its expected plans for future business activities, material contracts, intellectual property, and the merits and risks of its purchase of the Warrants Shares, which it has requested or otherwise needs to evaluate an investment in the Warrant Shares. It has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. It has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment and all such questions have been answered to its satisfaction.

c)    Investment. The Holder has not been formed solely for the purpose of making this investment and is acquiring the Warrant Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. It understands that the Warrant Shares have not been registered under the Securities Act or applicable state and other securities laws and are being issued by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein.

d)    Transfer Restrictions. The Holder acknowledges and understands that (i) transfers of the Warrant Shares are subject to transfer restrictions under the federal securities laws and the Investor Rights Agreement and (ii) it may have to bear the economic risk of this investment for an indefinite period of time unless the Warrant Shares are subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

Name of Registered Owner:

Signature of Authorized Signatory of Registered Owner:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B

ASSIGNMENT FORM

  1.                (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

  2.                FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to the undersigned assignee. Such assignee hereby acknowledges, agrees and confirms by its signature below that, from and after the date hereof, it will be bound by the terms and conditions of the foregoing Warrant.

  3.                Such assignee further acknowledge, agrees and confirms by its signature below that, from and after the date hereof, it shall be joined to that certain Investor Rights Agreement, dated March [●], 2018, by and between Athersys, Inc. and Healios, K.K. (the “Investor Rights Agreement”), as the Investor, and shall be subject to all of the applicable rights, restrictions, conditions, duties and obligations set forth therein. Any notices required or permitted to be delivered to such assignee pursuant to the Investor Rights Agreement shall be delivered to the address set forth below.

Assignee Name:
(Please Print)

Assignee Address:
(Please Print)

Dated: ,

Holder’s Signature:

Holder’s Address: